UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: March 25, 2024

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
P.O. Box 619100
Dallas, TX
75261-9100
(Address of principal executive offices)
(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KMB	New York Stock Exchange
0.625% Notes due 2024	KMB24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On March 25, 2024, Kimberly-Clark Corporation (the “Corporation”) approved a global transformation initiative intended to improve the Corporation’s focus on growth and reduce its structural cost base by (1) reorganizing the Corporation into three new segments, (2) making the corporate and regional overhead cost structures more efficient and (3) optimizing the Corporation’s global supply chain. Certain actions under the transformation initiative are being finalized for implementation. Actions contemplated under the transformation initiative have commenced in the first quarter of 2024 and are expected to be completed by December 31, 2026. The transformation initiative is expected to result in cumulative charges of approximately $1.5 billion pre-tax over that period. Cash costs are expected to be approximately half of that amount, primarily related to workforce reductions. Non-cash charges are primarily related to incremental depreciation and asset write-offs. Additionally, the Corporation expects to spend approximately $800 million in capital related to the transformation initiative through December 31, 2026.

The estimate of charges that the Corporation expects to incur and the timing thereof are subject to a number of assumptions and actual results may differ from current expectations. The Corporation may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the transformation initiative.

Item 7.01     Regulation FD Disclosure.

On March 27, 2024, the Corporation issued a news release regarding the global transformation initiative. A copy of the related news release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information, including exhibits attached hereto, in Item 7.01 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Forward-Looking Statements

Certain matters contained in this Current Report concerning estimates, projections, goals, anticipated benefits and statements relating to the transformation initiative, including estimates of charges that the Corporation expects to incur, and the timing thereof, constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the Corporation. In addition, many factors outside the Corporation’s control, including the risk that the Corporation is not able to realize the anticipated benefits of the transformation initiative, risks related to the preliminary nature of the estimate of the charges to be incurred in connection with the transformation initiative, which is subject to change, and risks related to any delays in the timing for implementing the transformation initiative or potential disruptions to the Corporation’s business or operations as it executes on the transformation initiative could affect the realization of these estimates.

There can be no assurance that these future events will occur as anticipated or that the Corporation’s results will be as estimated. Forward-looking statements speak only as of the date they were made, and the Corporation undertakes no obligation to publicly update them. For a description of other factors that could cause the Corporation’s future results to differ from those expressed in any such forward-looking statements, see Item 1A entitled “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. 99.1 Press release issued by Kimberly-Clark Corporation on March 27, 2024.
101 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104 The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	March 27, 2024	By:	/s/ Nelson Urdaneta
Nelson Urdaneta Senior Vice President and Chief Financial Officer

Exhibit 99.1

Kimberly-Clark Unveils Next Chapter of Strategic Transformation to Unlock Highest Value Growth Opportunities

Announces Strong Long-Term Growth & Return Algorithm with Organic Net Sales Growth Ahead of Market Growth and Adjusted EPS Growth in Mid-to-High Single Digits

Targets More Than $3 Billion in Gross Productivity Savings and Approximately $500 Million in Working Capital Savings

Commits to 100% Natural Forest Free Ambition Across Product Portfolio

DALLAS, Mar. 27, 2024 /PRNewswire/ -- Kimberly-Clark Corporation (NYSE: KMB) announced that today, Mike Hsu, Chairman and Chief Executive Officer, and members of his executive leadership team are unveiling the next phase of the company’s transformation, including a new operating model and key commercial initiatives designed to grow its brands and businesses at a faster pace than its categories.

“Over the past five years, our global team’s dedication and strong execution have positioned us to fully leverage the scale we’ve built and to catapult Kimberly-Clark into its next chapter of growth,” said Hsu. “We are building on the consumer centricity and commercial advantages we’ve established by moving to a more agile and focused operating structure that we are confident will help accelerate our proprietary pipeline of innovation in right-to-win spaces and improve our growth trajectory, profitability, and returns on investment. We have more than 150 years of history, transforming groundbreaking insights into innovative categories, with products that provide Better Care for a Better World. We are excited to build on the strength of that legacy as we drive for consistent, long-term value creation.”

Hsu added, “Science and innovation are competitive advantages at Kimberly-Clark, and together they fuel our ability to meet the needs of today’s consumers. Sustainability is a critical component of the Kimberly-Clark innovation strategy, and we are proud to announce our ambition to be 100% Natural Forest Free in all our products and to be more than mid-way to this goal by 2030.”

The Kimberly-Clark Operating Model

The company will focus on driving a step-change in performance by sharpening its strategic focus through a new operating model that leverages three synergistic forces:

1.Accelerating Pioneering Innovation to capture significant growth available in its categories by investing in science and technology to satisfy unmet and evolving consumer needs. Kimberly-Clark will focus on growing 12 powerhouse brands that have #1 or strong #2 positions and drive more than 80% of the company’s net sales in five, global daily-need spaces with a total addressable market of approximately $240 billion: Baby & Child Care, Feminine Care, Adult Care, Family Care, and Professional.

2.Optimizing its Margin Structure to deliver superior consumer propositions at every rung of the price-value ladder. The company will implement initiatives and deploy technology and data analytics designed to create a fast, adaptable, integrated supply chain with greater visibility that can deliver continuous improvement. The planned supply chain modernization is expected to generate more than $3 billion in gross productivity and $500 million in working capital savings that will be used to help fuel growth investments.

3.Wiring its Organization for Growth to drive agility, speed, and focused execution that extends the company’s competitive advantages further into the future. In the coming months, the company plans to reorganize its operations into three business segments:

•North America: A business that currently generates approximately $11 billion in sales annually and a 23% operating profit margin that will leverage its significant scale to amplify value creation, drive an end-to-end cost transformation, and accelerate innovation into fast-moving consumer need spaces through 11 powerhouse brands across consumer and professional channels.
•International Personal Care (IPC): A segment with approximately $6 billion in sales annually and low-to-mid teens operating profit margins that is focused on three core categories ꟷ Baby & Child Care, Feminine Care and Adult Care. IPC is designed to drive strong growth and improved profitability by scaling a proven growth model, with focused investments in five Core Markets that make up approximately 60% of segment sales. In the 50 Enterprise Markets that make up the balance of the business, the company will seek to improve growth trajectories, profitability and returns on investment by optimizing routes-to-market while harmonizing and simplifying product portfolios.
•International Family Care and Professional (IFP): A business that currently generates approximately $3.5 billion in sales annually and approximately 10% operating margins. IFP will bring together the company’s international consumer tissue business with its international professional business to capture synergies and establish shared resources globally. The segment will focus on improving its business mix and profitability by growing six iconic brands in five large Family Care and five Professional markets while capturing significant margin potential by leveraging shared technology platforms, and efficiently deploying and scaling the best of its business.

These three new business segments will be supported by more efficient, world-class functions, including Research & Development, Marketing, Finance, Information Technology, and Human Resources. The company expects to complete its transition to the new organizational structure by the end of 2024. These actions are expected to generate approximately $200 million of selling, general and administrative savings in the next few years that will be available to invest back in the business.

100% Natural Forest-Free Ambition

Sustainability is a key pillar of Kimberly-Clark’s innovation pipeline, with the company focused on delivering products with enhanced consumer benefits while striving to use less material and increasing the use of more sustainable material. Over the past decade, the company has explored an extensive array of alternative fiber options, investing significantly in developing more sustainable products. Based on progress against existing goals, Kimberly-Clark is setting a new ambition to be 100% Natural Forest Free across its product portfolio. The company expects to be more than halfway to this goal by 2030.

Long-Term Growth and Return Algorithm

Kimberly-Clark has set long-term growth and return targets that include:

•Organic Net Sales growth ahead of market growth;
•Adjusted Operating Profit growth in the mid-to-high single digits on a constant currency basis;
•Adjusted EPS growth in mid-to-high single digits on a constant currency basis; and
•Annual Free Cash Flow generation of at least $2 billion.

“We see a clear path to consistent growth and strong margin expansion as we sharpen our focus on areas of competitive advantage and where we believe we have the right to win,” said Nelson Urdaneta, Chief Financial Officer. “Leveraging our strong innovation pipeline and go-to-market capabilities to drive growth, our new productivity programs to deliver efficiencies, and our capital priorities to support reinvestment and accelerate our strategic plan will support our ability to achieve our new long-term financial profile in the years ahead.”

The company’s capital priorities have not changed. These priorities include investing to accelerate organic growth with strong returns that will strengthen the company’s market positions; growing the dividend while maintaining the company’s single-A credit rating; evaluating strategic acquisitions that can deliver incremental growth and return opportunities; and allocating residual capital to share repurchases, to minimally offset dilution from equity incentive programs.

The company currently expects to incur approximately $1.5 billion in one-time restructuring and reorganization costs, split roughly into 50% in non-cash charges and 50% of cash expenses, over the next three years as it implements its plans.

2024 Outlook

The company noted that the outlook it provided in January is consistent with its new long-term growth and return targets. The company continues to expect to deliver a low-to-mid single-digit percentage increase in 2024 Organic Net Sales versus the prior year period, with growth in reported Net Sales forecast to reflect negative impacts of approximately 300 basis points from currency translation and 60 basis points from the Brazil Tissue divestiture. Adjusted Operating Profit is still expected to grow at a high single-digit to low double-digit rate on a constant-currency basis and Adjusted Earnings Per share are expected to grow at a high single-digit rate on a constant-currency basis versus the prior year period. Reported growth in Operating Profit and Earnings Per Share are still expected to be negatively impacted by approximately 400 basis points from currency translation.

This outlook reflects assumptions subject to change given the macro environment.

2024 Investor Day Presentation

The company is hosting its Investor Day in New York City today beginning at 9 a.m. Eastern Daylight Time. The event will also be webcast and accessible from the Events & Presentations section of www.kimberly-clark.com. A replay of the webcast and slides shown during the presentations will be available following the event through the same website.

About Kimberly-Clark

Kimberly-Clark (NYSE: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries. Fueled by ingenuity, creativity, and an understanding of people's most essential needs, we create products that help individuals experience more of what's important to them. Our portfolio of brands, including Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Intimus, Plenitud, Sweety, Softex, Viva and WypAll, hold No. 1 or No. 2 share positions in approximately 70 countries. We use sustainable practices that support a healthy planet, build strong communities, and ensure our business thrives for decades to come. We are proud to be recognized as one of the World's Most Ethical Companies® by Ethisphere for the fifth year in a row. To keep up with the latest news and to learn more about the company's 150-year history of innovation, visit kimberly-clark.com.

Forward Looking Statements

Certain matters contained in this news release concerning the outlook, anticipated financial and operating results, raw material, energy and other input costs, anticipated currency rates and exchange risks, including in Argentina and Türkiye, sources and uses of cash, charges and savings from the 2024 Global Transformation Initiative, growth initiatives, sustainability initiatives, product innovations, contingencies and anticipated transactions of the company constitute forward-looking statements and are based upon management's expectations and beliefs concerning future events impacting the company. In addition, many factors outside our control, including the risk that we are not able to realize the anticipated benefits of the Global Transformation Initiative, risks related to any delays in the timing for implementing the Global Transformation Initiative or potential disruptions to our business or operations as we execute on the Global Transformation Initiative, the war in Ukraine (including the related responses of consumers, customers and suppliers as well as sanctions issued by the U.S., the European Union, Russia or other countries), pandemics, epidemics, fluctuations in foreign currency exchange rates, prices and availability of our raw materials, supply chain disruptions, disruptions in the capital and credit markets, counterparty defaults (including customers, suppliers and financial institutions with which we do business), failure to realize the expected benefits or synergies from our acquisition and disposition activity, impairment of goodwill and intangible assets and our projections of operating results and other factors that may affect our impairment testing, changes in customer preferences, severe weather conditions, regional instabilities and hostilities (including the war in Israel), government trade or similar regulatory actions, potential competitive pressures on selling prices for our products, energy costs, our ability to maintain key customer relationships, as well as general economic and political conditions globally and in the markets in which we do business, could affect the realization of these estimates.

There can be no assurance that these future events will occur as anticipated or that the company's results will be as estimated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. For a description of certain factors that could cause the company's future results to differ from those expressed in any such forward-looking statements, see Item 1A entitled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Non-GAAP Financial Measures

This news release refers to the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:

•Adjusted Operating Profit
•Adjusted EPS
•Free Cash Flow

Adjusted Operating Profit and Adjusted EPS consist of Operating Profit and Diluted Net Income Per Share, respectively, that in each case is adjusted for certain nonrecurring, infrequent, unusual or other items. Free Cash Flow consists of Cash Provided by Operations, less Capital Spending.

Each non-GAAP financial measure referenced in this news release is presented on a forward-looking basis. Kimberly-Clark does not provide a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain adjustment items without unreasonable effort. Please note that these items could be material to Kimberly-Clark’s results calculated in accordance with GAAP.

This news release also includes forward-looking information regarding organic sales growth, which describes the impact of changes in volume, net selling prices and product mix on net sales. Changes in foreign currency exchange rates, acquisitions and exited businesses also impact the year-over-year change in net sales.

Contacts:

Investor Relations contact: Christopher Jakubik, CFA, KC.InvestorRelations@kcc.com
Media Relations contact: David Kellis, media.relations@kcc.com